                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                                       OF

                       PEGASUS COMMUNICATIONS CORPORATION

         Ted S. Lodge, being a duly elected Senior Vice President of Pegasus Communications Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

         1. The Corporation filed its original Certificate of Incorporation with the Delaware Secretary of State on May 30, 1996 (the "Certificate").

         2. The original name of the Corporation was Pegasus Communications and Media Corporation.

         3. The Board of Directors and the Stockholders of the Corporation, pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, adopted resolutions authorizing the Corporation to amend, integrate and restate the Corporation's Certificate in its entirety to read as follows.

                  FIRST: The name of the Corporation is PEGASUS COMMUNICATIONS CORPORATION (the "Corporation").

                  SECOND: The address of the Corporation's registered office in the State of Delaware is 103 Springer Building, 3411 Silverside Road, Wilmington, Delaware, 19810. The name of the Corporation's registered agent at such address is Organization Services, Inc., in the County of New Castle.

                  THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

                  FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 90,000,000 shares, divided into 50,000,000 shares of Class A Common Stock, par value $0.01 per share, 15,000,000 shares of Class B Common Stock, par value $0.01 per share, 20,000,000 shares of Non-Voting Common Stock, par value $0.01 per share, and 5,000,000 shares of Preferred Stock, par value $0.01 per share.

                  No stockholder shall have any preemptive right to subscribe to or purchase any issue of stock or other securities of the Corporation, or any treasury stock or other treasury securities.

                  The powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights are as follows:

                               I. PREFERRED STOCK

                  1. General. The Board of Directors shall have authority, by resolution, to divide any or all of the shares of Preferred Stock into, and to authorize the issue of, one or more series, and with respect to each such series to establish and, prior to the issue thereof, to fix and determine:

                           (a) a distinguishing designation for such series and
                  the number of shares comprised by such series, which number may (except as otherwise provided by the Board of Directors in creating such series) be increased or decreased from time to time (but not below the number of shares then outstanding) by action of the Board of Directors;

                           (b) the rate and times at which and the other
                  conditions on which dividends, if any, on the shares may be declared and paid or set aside for payment; whether the shares shall be entitled to any participating or other dividends in addition to dividends at the rate so determined and, if so, on what terms; and whether dividends shall be cumulative and, if so, from what date or dates and on what terms;

                           (c) whether or not the shares shall have voting
                  rights, in addition to the voting rights provided by law and, if so, the terms and conditions thereof;

                           (d) whether the shares shall be convertible or
                  exchangeable, at the option of either the holder or the Corporation or upon the happening of a specified event, and, if so, the terms and conditions of such conversion or exchange, including provisions for any adjustment of the conversion or exchange rate;

                           (e) whether or not the shares shall be redeemable
                  and, if so, the terms and conditions, if any, upon which they may be redeemed, including the date or dates or event or events upon or after which they shall be redeemable, the cash, property or rights (including securities of the Corporation and of a corporation or corporations other than the Corporation) for which they may be redeemed, whether they shall be redeemable at the option of the holder or the Corporation, or both, or upon the happening of a specified event or events and the amount or rate of cash, property or rights (including securities of the Corporation and of a corporation or corporations other than the Corporation) per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates, including provisions for any adjustment of the redemption prices or rates;

                           (f) whether any shares shall be redeemed through
                  sinking fund payments and, if so, on what terms;

                           (g) the amounts payable upon shares in the event of
                  voluntary or involuntary liquidation, dissolution, winding up or distribution of the assets of the Corporation; and

                           (h) the subject to the provisions of the next
                  succeeding paragraph of this Section 1 of Part I, any other relative powers, preferences and rights and qualifications, limitations and restrictions of such series.

                  In the resolution establishing a new series of Preferred Stock, the Board of Directors may provide for such additional rights, and with respect to rights as to dividends, redemption and liquidation, such relative preferences between shares of different series, as are not inconsistent with the rights of any outstanding shares of previously established series, and not inconsistent with any other provision of this Article FOURTH, but in the resolution creating a new series of Preferred Stock the Board of Directors may provide that such series shall have a preference over outstanding shares of any previously created series of Preferred Stock with respect to rights as to dividends, redemption and liquidation only to the extent that the resolutions of the Board of Directors authorizing such previously created series expressly so permit.

                  All shares of Preferred Stock of all series shall be identical except as to the above mentioned rights and preferences which the Board of Directors is authorized as aforesaid to fix and determine. Except to the extent that the resolution of the Board of Directors establishing a particular series shall otherwise provide: (i) in case the stated dividends are not paid in full, all shares of Preferred Stock of all series shall participate ratably in the payment of dividends, including accumulated but unpaid dividends, in accordance with the sums which would be payable thereon if all dividends thereon were declared and paid in full, and (ii) in case amounts payable upon liquidation of all series are not paid in full, all shares of Preferred Stock of all series having a liquidation preference on a parity with one another shall participate ratably in any distribution of assets other than by way of dividends, in accordance with the sums which would be payable on such distribution if all sums payable thereon to holders of all shares of Preferred Stock were discharged in full.

                  2. Dividends. When and as declared by the Board of Directors, in its discretion or upon the occurrence of conditions specified in the resolution of the Board of Directors authorizing a particular series of Preferred Stock (including, without limitation, the sole specified condition that funds for the payment of any dividend be legally available for the payment of dividends under the laws of the State of Delaware as in effect at the time any periodic dividend is declared or payable, in which event the Board of Directors, in considering the payment of a dividend on such a series of Preferred Stock, shall not exercise any element of discretion which it might otherwise exercise in determining whether a dividend should be declared and paid), the holders of the shares of Preferred Stock shall be entitled to receive out of any funds of the Corporation lawfully available for dividends under the laws of the State of Delaware, dividends at such fixed rate, if any (or, if participating, such participating rate and such fixed rate, if any), per share for each particular series, and no more, payable with such frequency and on such dates, and payable in cash, in property or in rights (including securities of the Corporation or of one or more corporations or other legal entities other than the Corporation), or a combination thereof, in each case as the Board of Directors may determine in fixing and determining the rights and preferences of such series as above provided. Except to the extent that the resolution of the Board of Directors establishing a particular series shall provide that dividends on shares of such series shall not be cumulative or shall otherwise provide, such dividends on the Preferred Stock shall be cumulative from the dates as follows:

                           (a) in the case of shares issued prior to the record
                  date for the initial dividend on shares of the series of which such shares shall constitute a part, then from the date of issuance of such shares;

                           (b) in the case of shares issued during the period
                  commencing immediately after the record date for a dividend on shares of such series and terminating at the close of the payment date for such dividend, then from such dividend payment date; and

                           (c) otherwise, from the dividend payment date next
preceding the date of issuance of such shares.

                  Accrued but undeclared or unpaid dividends on any shares of Preferred Stock shall not bear interest.

                  Further restrictions with respect to dividends and distributions on, and acquisitions for value of, shares of Preferred Stock and shares of Class A Common Stock, Class B Common Stock and Non-Voting Common Stock are set forth in Section 6 of this Part I.

                  3. Redemption of Preferred Stock. Except as otherwise provided in Section 6 of this Part I, and except to the extent that the resolution of the Board of Directors establishing a particular series shall provide that shares of such series (a) shall not be redeemable by the Corporation or (b) shall be redeemable by the Corporation only after a specified date or period or subject to any other condition or conditions or (c) shall be redeemable in another manner, the Corporation may redeem all or any of the outstanding shares of Preferred Stock, or all or any shares of any series thereof, at any time or from time to time, upon payment in respect of the shares so redeemed of the amount payable upon redemption thereof fixed as aforesaid by the Board of Directors in respect of the series of which such shares shall constitute a part, together in each case, to the extent that such shares have cumulative dividend rights, with an amount equal to all accumulated and unpaid dividends accrued thereon to the date of redemption, whether or not such dividends shall have been earned or declared (such price, including such amount equal to such accumulated and unpaid dividends, and whether payable in cash, property or rights or a combination thereof, as hereinafter provided, being hereinafter called the "redemption price"). In fixing the redemption price for shares of Preferred Stock of a particular series as aforesaid, the Board of Directors shall specify whether such redemption price shall be paid in cash, in property or in rights (including securities of the Corporation or of one or more legal entities other than the Corporation), or a combination thereof. If the redemption price of shares of a particular series may be paid in whole or in part in property or rights, the resolution fixing the redemption price shall specify the method to be followed in valuing the property or rights which may be used to make such payment.

                  Any redemption by the Corporation shall be in such amount, at such place and in such manner as the Board of Directors shall determine. Except to the extent that the resolution of the Board of Directors authorizing a particular series of Preferred Stock shall otherwise provide, in the case of a redemption by the Corporation of less than all the outstanding shares of Preferred Stock of any series, the particular shares to be redeemed shall be selected by lot in such manner as the Board of Directors shall determine. Unless otherwise waived in writing by the holder thereof, notice of every redemption shall be mailed at least 30 days (or such shorter period as shall be specified in the resolutions of the Board of Directors establishing the particular series) prior to the date fixed for such redemption to the holders of record of the shares so to be redeemed at their respective addresses as the same shall appear on the books of the Corporation.

                  From and after the date fixed in any such notice as the date of redemption by the Corporation, unless default shall be made by the Corporation in providing the redemption price at the time and place specified for the payment thereof pursuant to said notice, all dividends on the shares of Preferred Stock thereby called for redemption shall cease to accrue and all rights of the holders thereof as stockholders in the Corporation, except the right to receive the redemption price upon surrender of their share certificates, shall cease and terminate, and such shares shall not be deemed outstanding for any purpose.

                  The Corporation may, however, give or irrevocably authorize the Depositary hereinafter mentioned forthwith to give written notice (in the manner as the notice of redemption is required to be given as aforesaid) to the holders of all the shares of Preferred Stock selected for redemption by the Corporation that the redemption price has been or will on a date specified be deposited with a designated bank, bank and trust company, or private bank, which shall have an office in Wilmington, Delaware, Philadelphia, Pennsylvania, or New York, New York, and shall have a capital and surplus of not less than $25,000,000 (hereinafter called the "Depositary"), in trust for the account of the holders of such shares of Preferred Stock, and that such holders may receive the redemption price of such shares of Preferred Stock from such Depositary on or after the date of such deposit upon the surrender of their share certificates without awaiting the date fixed for redemption. In such event, if the redemption price shall have been so deposited by the Corporation with such Depositary, all rights as stockholders in the Corporation of the holders of the shares so called, except the right to receive the redemption price from such Depositary upon such surrender, shall cease and terminate upon the date of such deposit or the date of the giving of such notice or authority, whichever be later, and such shares of Preferred Stock shall thereafter not be deemed to be outstanding for any purpose; but if any shares so called for redemption shall at that time be convertible, the conversion privilege may be exercised in accordance with its terms, but not later than the close of business on the day prior to the date fixed for redemption. Any portion of the redemption price so deposited which represents the redemption price of convertible shares which are actually converted shall promptly be repaid by the Depository to the Corporation. Any remaining portion of the redemption price so deposited which shall remain unclaimed by the holders of such shares of Preferred Stock at the end of two years after the date so fixed for redemption shall be paid by such Depositary to the Corporation, after which the holders of such shares of Preferred Stock shall look only to the Corporation for payment of the redemption price thereof.

                  Shares of Preferred Stock of any series redeemed, purchased or otherwise acquired may be cancelled by the Board of Directors and thereupon restored to the status of authorized but unissued shares of Preferred Stock undesignated as to series.

                  4. Liquidation or Dissolution. Except to the extent that the resolution of the Board of Directors establishing a particular series, shall otherwise provide with respect to shares of such series, on any voluntary or involuntary liquidation or dissolution of the Corporation, before any payment or distribution shall be made to the holders of any Common Stock, the holders of the shares of Preferred Stock shall be entitled to be paid the amounts, if any, respectively fixed therefor as aforesaid by the Board of Directors in respect of each outstanding series of Preferred Stock, together in each case, to the extent such shares have cumulative dividend rights, with an amount equal to all accumulated and unpaid dividends thereon to the date of such payment, whether or not such dividends shall have been earned or declared.

                  After such payment shall have been made in full to the holders of shares of Preferred Stock, they shall be entitled to no further payment or distribution, and the holders of Class A Common Stock, Class B Common Stock and Non-Voting Common Stock shall be entitled to share ratably in all remaining assets of the Corporation.

                  A consolidation with or merger with or into any other corporation or corporations shall not be deemed a liquidation or dissolution of the Corporation within the meaning of this Section 4 of
         Part I.

                  5. Voting Rights. Except to the extent that the resolution of the Board of Directors establishing a particular series shall otherwise provide, and except as otherwise provided herein or by law, at each meeting of stockholders of the Corporation, each holder of shares of Preferred Stock shall be entitled to one vote for each such share standing in his or her name on the books of the Corporation on each matter to come before the meeting.

                  The resolution of the Board of Directors establishing a particular series may confer on holders of the shares of such series, voting separately or with holders of shares of Preferred Stock of other series, the right to elect a member or members of the Board of Directors at any time or from time to time.

                  6. Restrictions on Dividends and Purchase of Shares of Preferred, Class A Common Stock, Class B Common Stock and Non-Voting Common Stock.

                  (a) So long as any shares of Preferred Stock shall be outstanding, no dividend (other than dividends payable in shares of Class A Common Stock, Class B Common Stock or Non-Voting Common Stock) shall be paid or distribution shall be made on the shares of Class A Common Stock, Class B Common Stock or Non-Voting Common Stock, nor shall any shares of Class A Common Stock, Class B Common Stock or Non-Voting Common Stock be purchased, retired or otherwise acquired by the Corporation, unless in each such case:

                           (1) all accumulated and unpaid dividends, if any, on
                  all outstanding shares of Preferred Stock for all past dividend periods shall have been paid and full dividends, if any, on all shares of Preferred Stock for the then current dividend period declared and a sum sufficient for the payment thereof set apart; and

                           (2) the Corporation shall not be in arrears in
                  respect of any sinking fund obligation or obligations of a similar nature in respect of any series of Preferred Stock.

                  (b) The resolutions of the Board of Directors establishing a particular series of Preferred Stock may provide that the payment of any dividend or the making of any distribution on, or the redemption, purchase or other acquisition (for sinking fund purposes or otherwise) by the Corporation of, shares of that series or any other series of Preferred Stock (but, in the case of any other series established before the series in question, only if the resolution of the Board of Directors establishing such other series so permits) shall be conditioned on:

                           (1) the payment of all accumulated and unpaid
                  dividends, if any, on all outstanding shares of Preferred Stock of one or more specified series and the declaration of full dividends, if any, on all shares of Preferred Stock of one or more specified series for the then current dividend period and the setting apart of a sum sufficient for the payments thereof;

                           (2) the absence of any arrearage in respect of any
                  sinking fund obligation or obligations of a similar mature in respect of one or more specified series of Preferred Stock; or

                           (3) any other condition specified in such resolution.

                  7. Certain Matters Requiring Consent of Holders of Two-Thirds of Preferred Stock. So long as any shares of Preferred Stock shall be outstanding, and subject to the provisions of the last sentence of this
         Section 7 of Part I, the Corporation shall not, without the consent of the holders of at least two-thirds of the shares of Preferred Stock at the time outstanding, voting as a single class and not separately by series, given in person or by proxy, either in writing or at a meeting called for the purpose:

                           (a) adopt or effect any amendment to the
                  Corporation's Certificate of Incorporation, including any amendment to the terms of any previously created series of Preferred Stock, other than an amendment of the nature described under Section 8 of this Part I, which would adversely affect the powers, preferences or special rights of the Preferred Stock; but if any such amendment shall adversely affect the powers, preferences or special rights of one or more, but not all, of the several series of Preferred Stock at the time outstanding, the consent of the holders of at least two-thirds of the shares then outstanding of those series adversely affected, voting together and not by series, shall be required in lieu of the consent of the holders of two-thirds of the Preferred Stock; or

                           (b) authorize any new class of stock which is senior
                  to the Preferred Stock with respect to the payment of dividends or distributions on liquidation or dissolution.

         Notwithstanding the foregoing provisions, the resolution of the Board of Directors creating a particular series may provide that the consent of the holders of the outstanding shares of such series shall not be required with respect to some or all of the foregoing matters and, to the extent so provided, such shares shall not be deemed outstanding for the purpose of applying the provisions of this Section 7 of Part I.

                  8. Certain Matters Requiring Consent of Holders of Majority of All Outstanding Shares. The Corporation may increase the authorized number of shares of Preferred Stock, or authorize any new class of stock which is on a parity with the Preferred Stock with respect to the payment of dividends or distributions on liquidation or dissolution, by obtaining the affirmative vote, given in person or by proxy, of the holders of at least a majority of the then outstanding Class A Common Stock, Class B Common Stock and Preferred Stock, voting together and not by class.


                 II. CLASS A COMMON STOCK, CLASS B COMMON STOCK
                           AND NON-VOTING COMMON STOCK

                  1.       Dividends.

                  (a) Subject to the rights of the holders of Preferred Stock, and subject to any other provisions of this Certificate of Incorporation, as amended from time to time, the holders of Class A Common Stock, the holders of Class B Common Stock and the holders of Non-Voting Common Stock shall be entitled to receive such dividends and other distributions in cash or property of the Corporation, or, subject to subsection (b), securities or obligations of the Corporation, as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor; but except as provided in subsection (b), a dividend may be declared and paid on shares of either the Class A Common Stock, the Class B Common Stock or the Non-Voting Common Stock only if an identical dividend shall be simultaneously declared and paid on each share of each other class.

                  (b) In the case of dividends or other distributions payable on the Class A Common Stock, the Class B Common Stock or the Non-Voting Common Stock, including distributions pursuant to stock splits or divisions of the Class A Common Stock, the Class B Common Stock or the Non-Voting Common Stock, (1) only Class A Common Stock shall be paid or distributed on the Class A Common Stock, only Class B Common Stock shall be paid or distributed on the Class B Common Stock, and only Non-Voting Common Stock shall be paid or distributed on the Non-Voting Common Stock, and (2) any such payment or distribution on any class may be made only if parallel action is simultaneously taken in respect of each other class, so that the number of shares of each class outstanding immediately following such stock dividend, stock split or stock division shall bear the same relationship to each other as the number of shares of each class outstanding immediately before such stock dividend, stock split or stock division.

                  (c) In the case of any decrease in the number of outstanding shares of the Class A Common Stock, the Class B Common Stock or the Non-Voting Common Stock resulting from a combination or consolidation of shares or other capital reclassification, parallel action shall be simultaneously taken in respect of each other class so that the number of shares of each class outstanding immediately following such combination, consolidation or capital reclassification shall bear the same relationship to each other as the number of shares of each class outstanding immediately before such combination, consolidation or capital reclassification.

                  2.       Voting.

                  (a) At every meeting of stockholders and in respect of each action by consent in writing of the holders, every holder of Class A Common Stock shall be entitled to one (1) vote in person or by proxy for each share of Class A Common Stock standing in his or her name on the transfer books of the Corporation, and every holder of Class B Common Stock shall be entitled to ten (10) votes in person or by proxy for each share of Class B Common Stock standing in his or her name on the transfer books of the Corporation.

                  (b) Except as may be otherwise required by law or by Section 2(c) of this Part II, the holders of Class A Common Stock and Class B Common Stock shall vote together as a single class, and not separately by designated classes, on all matters with respect to which a vote of the stockholders of the Corporation is required or permitted under applicable law, including, without limitation, any amendment of this Certificate of Incorporation (whether any such amendment increases or decreases the number of authorized shares of Class A Common Stock, or otherwise), subject to any voting rights that may be granted to holders of Preferred Stock.

                  (c) Notwithstanding Section 2(b) of this Part II, but subject to any voting rights that may be granted to holders of Preferred Stock, the following matters may be authorized only by the vote of the holders of a majority of the outstanding shares of the Class A Common Stock and a majority of the outstanding shares of the Class B Common Stock, voting as separate classes:

                           (i) the authorization or issuance (other than
                  issuances that comply with Section 1(b)(2) of this Part II) of additional shares of Class B Common Stock after the closing date of the Corporation's initial public offering of shares of Class A Common Stock registered under the Securities Act of 1933; and

                            (ii) any amendment to this certificate of
                  incorporation that has any of the following effects:

                                    (1) any decrease in the voting rights per
                           share of the Class A Common Stock or any increase in the voting rights per share of the Class B Common Stock;

                                    (2) any increase in the number of shares of
                           Class A Common Stock into which shares of Class B Common Stock are convertible, as provided herein;

                                    (3) any relaxation on the restrictions on
                           transfer of the Class B Common Stock, as provided herein; or

                                    (4) any change in the powers, preferences or
                           special rights of the Class A Common Stock or the Class B Common Stock adversely affecting the holders of the Class A Common Stock.

                  (d) Except as may otherwise be required by law, the holders of the Non-Voting Common Stock shall have no voting rights, including, without limitation, on any amendment to this Certificate of Incorporation (whether any such amendment increases or decreases the number of authorized shares of Non-Voting Common Stock, or otherwise). In any case in which the holders of the Non-Voting Common Stock have voting rights required by law, including, without limitation, on any amendment of this Certificate of Incorporation, (1) every holder of Non-Voting Common Stock shall be entitled to one (1) vote in person or by proxy for each share of Non-Voting Common Stock standing in his or her name on the transfer books of the Corporation, and (2) the holders of the Non-Voting Common Stock shall vote together with the holders of the Class A Common Stock and the Class B Common Stock and not as a separate class unless otherwise required by law.

                  3.       Transfer.

                  (a) No person holding shares of Class B Common Stock of record (hereinafter called "Class B Holder") may transfer, and the Corporation shall not register the transfer of, such shares of Class B Common Stock, whether by sale, assignment, gift, bequest, appointment, operation of law or otherwise, except to a Permitted Transferee. "Permitted Transferee" means:

                           (1) Marshall W. Pagon or any immediate family member of his; or

                           (2) any trust (including a voting trust), corporation, partnership or other entity, more than 50% of the voting equity interests of which are owned directly or indirectly by (or, in the case of a trust not having voting equity interests, which is more than 50% for the benefit of) and which is controlled by, one or more persons referred to in Section 3(a)(1) of this Part II; or

                           (3) the estate of any person referred to in Section
                  3(a)(1) of this Part II until such time as the property of such estate is distributed in accordance with his will or applicable law.

         For purposes of the definition of "Permitted Transferee": (A) "immediate family member" means (i) the spouse or any parent of Marshall W. Pagon, (ii) any lineal descendant of a parent of Marshall
         W. Pagon, and (iii) the spouse of any such lineal descendant (parentage and descent in each case to include adoptive and step relationships); and (B) "control" of a trust, corporation or other entity means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the trust, corporation or other entity, whether through the ownership of voting securities, by agreement or otherwise.

                  (b) Notwithstanding anything to the contrary set forth herein, any Class B Holder may pledge such Holder's shares of Class B Common Stock to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee, provided that such shares shall not be transferred to or registered in the name of the pledgee and shall remain subject to the provisions of this Section
         3. In the event of foreclosure or other similar action by the pledgee, such pledged shares of Class B Common Stock may be transferred only to a Permitted Transferee or may be converted into shares of Class A Common Stock, as the pledgee may elect.

                  (c) The following events shall result in the conversion of the applicable shares of Class B Common Stock into shares of Class A Common
         Stock:

                           (1) a Class B Holder shall transfer Class B Common
                  Stock to a person or entity not a Permitted Transferee;

                           (2) a Class B Holder shall transfer to any person or
                  entity not a Permitted Transferee, including, without limitation, a pledgee, the right to vote any Class B Common Stock, whether by agreement, voting trust or otherwise; or

                           (3) a trust, corporation, partnership or other entity
                  holding Class B Common Stock ceases to meet the description contained in Section 3(a)(2) of this Part II.

         If any of the foregoing events shall occur, all shares of Class B Common Stock subject to such transfer or then held by such trust, corporation, partnership or other entity, whichever is applicable, shall, without further act on anyone's part, be converted into shares of Class A Common Stock effective upon the date such event occurs, and stock certificates formerly representing such shares of Class B Common Stock shall thereupon and thereafter be deemed to represent the like number of shares of Class A Common Stock. The Corporation may, in connection with preparing a list of stockholders entitled to vote at any meeting of stockholders, or as a condition to the transfer or the registration of shares of Class B Common Stock on the Corporation's books, require the furnishing of such affidavits, documents or other proof as it deems necessary to establish that any person is a Permitted Transferee or to ascertain that none of the events described in this subsection (c) has occurred.

                  (d) Shares of Class B Common Stock shall be registered in the names of a beneficial owner thereof and not in "street" or "nominee" name. For this purpose, a "beneficial owner" of any shares of Class B Common Stock means a person or entity that possesses the power, either singly or jointly, to direct the voting or disposition of such shares. The Corporation shall note on the certificates for shares of Class B Common Stock the existence of the restrictions on transfer imposed by this Section 3.

                  4.       Conversion Rights.

                  (a) Subject to the terms and conditions of this Section 4, each share of Class B Common Stock shall be convertible at any time or from time to time, at the option of the respective holder thereof, at the office of any transfer agent for Class B Common Stock, and at such other place or places, if any, as the Board of Directors may designate, or, if the Board of Directors shall fail so to designate, at the principal office of the Corporation, into one (1) fully paid and nonassessable share of Class A Common Stock. Upon conversion, the Corporation shall make no payment or adjustment on account of dividends accrued or in arrears on Class B Common Stock surrendered for conversion or on account of any dividends on the Class A Common Stock issuable on such conversion. Before any holder of Class B Common Stock shall be entitled to convert the same into Class A Common Stock, he shall surrender the certificate or certificates for such Class B Common Stock at the office of said transfer agent (or other place as provided above), which certificate or certificates, if the Corporation shall so request, shall be duly endorsed to the Corporation in blank or be accompanied by proper instruments of transfer to the Corporation in blank (such endorsements or instruments of transfer to be in form satisfactory to the Corporation), and shall give written notice to the Corporation at said office that he elects so to convert said Class B Common Stock in accordance with the terms of this Section 4 and shall state in writing therein the name or names in which he wishes the certificate or certificates for Class A Common Stock to be issued. The Corporation will as soon as practicable after such deposit of a certificate or certificates for Class B Common Stock, accompanied by the written notice and the statement above prescribed, issue and deliver at the office of said transfer agent (or other place as provided above) to the person for whose account such Class B Common Stock was so surrendered, or to his nominee or nominees, a certificate or certificates for the number of full shares of Class A Common Stock to which he or she shall be entitled as aforesaid. Subject to the provisions of subsection (c) of this Section 4, such conversion shall be deemed to have been made as of the date of such surrender of the Class B Common Stock to be converted; and the person or persons entitled to receive the Class A Common Stock issuable upon conversion of such Class B Common Stock shall be treated for all purposes as the record holder of holder of such Class A Common Stock on such date.



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

                  (b) The issuance of certificates for shares of Class A Common Stock upon conversion of shares of Class B Common Stock shall be made without charge for any stamp or other similar tax in respect of such issuance. However, if any such certificate is to be issued in a name other than that of the holder of the share or shares of Class B Common Stock converted, the person or persons requesting the issuance thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid.

                  (c) The Corporation shall not be required to convert Class B Common Stock, and no surrender of Class B Common Stock shall be effective for that purpose, while the stock transfer books of Class A Common Stock or Class B Common Stock are closed for any purpose; but the surrender of Class B Common Stock for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books, as if the conversion had been made on the date such Class B Common Stock was surrendered.

                  (d) The Corporation covenants that it will at all times reserve and keep available, solely for the purpose of issuance upon conversion of the outstanding shares of Class B Common Stock, such number of shares of Class A Common Stock as shall be issuable upon the conversion of all such outstanding shares, but nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of the conversion of the outstanding shares of Class B Common Stock by delivery of shares of Class A Common Stock held in the treasury of the Corporation. The Corporation covenants that if any shares of Class A Common Stock, required to be reserved for purposes of conversion hereunder, require registration with or approval of any governmental authority under any federal or state law before such shares of Class A Common Stock may be issued upon conversion, the Corporation will use its best efforts to cause such shares to be duly registered or approved, as the case may be. The Corporation will endeavor to list the shares of Class A Common Stock required to be delivered upon conversion prior to such delivery upon each national securities exchange, if any, upon which the outstanding Class A Common Stock is listed at the time of such delivery. The Corporation covenants that all shares of Class A Common Stock which shall be issued upon conversion of the shares of Class B Common Stock, will, upon issuance, be fully paid and nonassessable and not entitled to an preemptive rights.



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

                  (e) Shares of Class A Common Stock, including shares originally issued upon conversion of Class B Common Stock, shall not be convertible into Class B Common Stock or any other class of stock.

                  5. Subscription and Related Rights; Mergers and Other Transactions. In the event that rights to subscribe to Class A Common Stock, options or warrants to purchase Class A Common Stock, or any securities convertible into Class A Common Stock are offered or granted to all holders of Class A Common Stock, Class B Common Stock or Non-Voting Common Stock, parallel action shall be simultaneously taken in respect of each other class, so that the number of shares of each class that would be outstanding immediately after the exercise in full of such rights, options or warrants or the conversion of such convertible securities shall bear the same relationship to each other as the number of shares of each class outstanding immediately before the offer or grant of such rights, options, warrants or convertible securities. Except as provided in the following sentence, if there should be any merger, consolidation, purchase or acquisition of property or stock, separation, reorganization or liquidation of the Corporation, the holders of Class A Common Stock, the holders of Class B Common Stock and the holders of Non-Voting Common Stock shall receive the shares of stock, securities or other assets as would be issuable or payable upon such merger, consolidation, purchase or acquisition of such property or stock, separation, reorganization or liquidation as if the Class A Common Stock, the Class B Common Stock and the Non-Voting Common Stock were one and the same class of stock. Notwithstanding the foregoing, in the event of a merger or consolidation which, by its terms, contemplates that the holders of Class A Common Stock, Class B Common Stock and Non-Voting Common Stock will receive, in exchange for their Class A Common Stock, Class B Common Stock and Non-Voting Common Stock, capital stock of the surviving corporation, the holders of Class A Common Stock, Class B Common Stock and Non-Voting Common Stock shall be entitled (to the extent provided for in the terms of such merger or consolidation) to receive, in exchange for their Class A Common Stock, Class B Common Stock and Non-Voting Common Stock, respectively, shares of stock of the surviving corporation having substantially similar relative designations, preferences, qualification, privileges, limitations, restrictions (including, without limitation, restrictions on transferability) in the case of Class B Common Stock) and rights as the relative designations, preferences, qualifications, privileges, limitations, restrictions and rights of the Class A Common Stock, Class B Common Stock and Non-Voting Common Stock.

                  6. Liquidation Rights. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation, and after payment in full of amounts, if any, required to be paid to the holders of shares of stock having preferential liquidation rights, including without limitation the holders of Preferred Stock, the remaining assets of the Corporation shall be divided among and distributed ratably to the holders of Class A Common Stock, Class B Common Stock (including those persons who shall become holders of Class A Common Stock by reason of converting their shares of Class B Common Stock) and Non-Voting Common Stock, with no distinction between the Class A Common Stock, the Class B Common Stock and the Non-Voting Common Stock. A merger or consolidation of the Corporation with or into any corporation or other entity or a sale of all or any part of the assets of the Corporation (which shall not in fact result in the liquidation of the Corporation and the distribution of its assets to stockholders) shall not be deemed to be a dissolution, liquidation or winding up of the affairs of the Corporation within the meaning of this Section 6.

                  7. Other Rights. Except as expressly set forth in this Article FOURTH, each share of Class A Common Stock and Non-Voting Common Stock shall entitle the holder thereof to rights that are in all respects identical to the rights of a holder of Class B Common Stock.

                  FIFTH: In furtherance and not in limitation of the general powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to make, alter or repeal the bylaws of the Corporation, except as specifically otherwise provided therein.

                  SIXTH: A director of the Corporation shall have no personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent that
         Section 102(b)(7) (or any successor provision) of the Delaware General Corporation Law, as amended from time to time, expressly provides that the liability of a director may not be eliminated or limited. No amendment or repeal of this Article SIXTH shall apply to or affect the liability or alleged liability of any director of the Corporation for or in respect of any act or omission of such director occurring before such amendment or repeal.

         IN WITNESS WHEREOF, the undersigned, for the purpose of amending and restating the Certificate, affirms that this is the act and deed of the Corporation and the facts stated herein are true, and accordingly has hereunto signed this Amended and Restated Certificate of Incorporation this 18th day of June, 1999.



                                       By:   /s/ Ted S. Lodge
                                             ----------------------------------
                                                Ted S. Lodge,
                                                Senior Vice President




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